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                                                                    EXHIBIT 24.1

NORTH CAROLINA
                                                                    AMENDMENT TO
CATAWBA COUNTY                                                 POWER OF ATTORNEY


         WHEREAS, Fresh Foods, Inc., a North Carolina corporation, hereinafter referred to as the "Company", the Fresh Foods, Inc. 1987 Special Stock Option Plan, hereinafter referred to as the "Plan", and certain of the Company's Officers and Directors, did on May 15, 1997, execute a Power of Attorney to individually appoint David R. Clark, Matthew V. Hollifield, and James R. Simpson II, and each of them, the agent and attorney-in-fact for each of them, to execute and deliver, for and on behalf of each of them, a Registration Statement on Form S-8, with the Securities and Exchange Commission pursuant to the provisions of the Securities Act of 1933, as amended, and covering the Company's registration of the Plan and 625,000 shares of its common stock, and any and all amendments and post-effective amendments to such Registration Statement; and

         WHEREAS, the Registration Statement was duly filed on June 12, 1997, as Registration No. 333-29111; and

         WHEREAS, that since the execution of said Power of Attorney, the undersigned James E. Harris has become Executive Vice President of the Company and its principal financial officer, and the undersigned Noland M. Mewborn has become Vice President - Finance of the Company and its principal accounting officer; and both wish to join in the execution of said Power of Attorney;

         NOW, THEREFORE

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby individually appoints David R. Clark, Matthew V. Hollifield and


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James R. Simpson II, and each of them, the agent and attorney-in-fact for the undersigned, to execute and deliver for and on behalf of the undersigned, any and all amendments and post-effective amendments to the Registration Statement on Form S-8 for Registration No. 333-29111.

         IN WITNESS WHEREOF, the undersigned individual has set his hand and seal to the foregoing Amendment to Power of Attorney, this 15th day of August, 1998.

                                            /s/ James E.Harris
                                            -----------------------------------
                                            James E. Harris
                                            Executive Vice President and
                                            Chief Financial Officer


                                            /s/ Noland M. Mewborn
                                            -----------------------------------
                                            Noland M. Mewborn
                                            Vice President - Finance and Chief
                                            Accounting Officer

STATE OF NORTH CAROLINA
COUNTY OF CATAWBA
         I, Rita B.Isenhour, a Notary Public, do hereby certify that the aforesaid individuals personally appeared before me this day and acknowledged the due execution of the foregoing instrument for the purposes therein contained.

         Witness my hand and seal, this 20th day of August, 1998.

                                            /s/ Rita B.Isenhour
                                            -----------------------------------
                                            Notary Public
My commission expires:July 28, 2002 .